EXHIBIT 24.1
SoftBrands, Inc.
Power of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Randal B. Tofteland and Gregg A. Waldon, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of SoftBrands, Inc. pursuant to the SoftBrands, Inc. 2001 Stock Incentive Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/S/ RANDAL B. TOFTELAND Randal B. Tofteland	President and Chief Executive Officer (principal executive officer)	February 6, 2007

/s/ GREGG A. WALDON Gregg A. Waldon	Senior Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	February 6, 2007

/S/ DANN V. ANGELOFF Dann V. Angeloff	Director	February 6, 2007

/S/ GEORGE H. ELLIS George H. Ellis	Director	February 6, 2007

/S/ JOHN HUNT John Hunt	Director	February 6, 2007

/S/ W. DOUGLAS LEWIS W. Douglas Lewis	Director	February 6, 2007

/S/ JEFFREY J. VORHOLT Jeffrey J. Vorholt	Director	February 6, 2007

/S/ ELAINE WETMORE Elaine Wetmore	Director	February 6, 2007